United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Rule 14a-12

CINGULATE INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CINGULATE INC.

1901 W. 47th Place

Kansas City, Kansas 66205

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on March 24, 2026

To the Stockholders of Cingulate Inc.

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Cingulate Inc. (the “Company”) will be held on March 24, 2026, beginning at 10:00 a.m. Central Time. The Special Meeting will be held solely in a virtual meeting format online at www.meetnow.global/MN24SHL. You will not be able to attend the Special Meeting at a physical location. At the Special Meeting, stockholders will act on the following matters:

●	To approve, for purposes of complying with Nasdaq Listing Rule 5635(b), the issuance of the Company’s common stock upon conversion of Series A Convertible Preferred Stock and/or the exercise of warrants pursuant to the Company’s securities purchase agreement, dated January 27, 2026, with several purchasers (the “Issuance Proposal”); and

●	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal (the “Adjournment Proposal”).

Pursuant to the Company’s Amended and Restated Bylaws, as amended, the Board has fixed the close of business on January 28, 2026 as the record date for determination of the stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof.

Your vote is important. Whether or not you plan to attend the Special Meeting, please submit your proxy to vote electronically via the Internet or by telephone, or please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Special Meeting and prefer to vote during the Special Meeting, you may do so even if you have already submitted a proxy to vote your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Special Meeting.

By Order of the Board of Directors

/s/ Jennifer L. Callahan
Jennifer L. Callahan
Chief Financial Officer and Secretary
February 27, 2026
Kansas City, Kansas

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors, LLC

150 Clove Road, Suite 400, Little Falls, NJ 07424

844-202-5735

CINGULATE INC.

1901 W. 47th Place

Kansas City, Kansas 66205

PROXY STATEMENT

This proxy statement contains information related to our Special Meeting of Stockholders (the “Special Meeting”) to be held on March 24, 2026, at 10:00 a.m. Central Time, or at such other time and place to which the Special Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors (the “Board”) of Cingulate Inc. (the “Company”). The proxy materials relating to the Special Meeting are being mailed to stockholders entitled to vote at the meeting on or about February 27, 2026. A list of record holders of the Company’s common stock entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, at our principal offices at 1901 W. 47th Place, Kansas City, Kansas 66205, during normal business hours for ten days prior to the Special Meeting and available during the Special Meeting.

This Notice of Special Meeting of Stockholders, Proxy Statement and the proxy card are also available online at: www.envisionreports.com/CINGSPC.

ABOUT THE MEETING

When and where will the Special Meeting be held?

The Special Meeting will be held on March 24, 2026, at 10:00 a.m., Central Time, in a virtual meeting format online at www.meetnow.global/MN24SHL, and at any adjournment or postponement thereof. You will not be able to attend the Special Meeting at a physical location.

What is the purpose of the Special Meeting?

We are calling the Special Meeting to seek the approval of our stockholders:

●	To approve, for purposes of complying with Nasdaq Listing Rule 5635(b), the issuance of the Company’s common stock upon conversion of Series A Convertible Preferred Stock and/or the exercise of warrants pursuant to the Company’s securities purchase agreement, dated January 27, 2026, with several purchasers (the “Issuance Proposal”); and

●	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal (the “Adjournment Proposal”).

What are the Board’s recommendations?

The Board recommends you vote:

●	FOR the Issuance Proposal; and

●	FOR the Adjournment Proposal.

If you are a stockholder of record and you return a properly executed proxy card or submit a proxy to vote over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above.

No other matters may be brought before the Special Meeting.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on the record date, January 28, 2026, are entitled to receive notice of, and to vote the shares of common stock that they held on that date at, the Special Meeting, or any adjournment or postponement thereof. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

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As of the record date, we had 8,150,578 outstanding shares of common stock.

You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card or voting by telephone or through the internet.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of one third of our common stock outstanding on the record date will constitute a quorum for the Special Meeting. Pursuant to the General Corporation Law of the State of Delaware, abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Special Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

Do I need to attend the Special Meeting?

No. It is not necessary for you to attend the virtual Special Meeting in order to vote your shares. You may vote by telephone, through the Internet or by mail, as described in more detail below.

How do I vote my shares without attending the Special Meeting?

Stockholder of record: shares registered in your name. If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Special Meeting in any of the following ways:

By Telephone or via the Internet. You can submit a proxy to vote your shares by telephone or via the Internet by following the instructions on the enclosed proxy card. Proxies submitted by telephone or via the Internet must be received by 11:59 p.m., Central Time, on the day before the Special Meeting. Have your proxy card in hand as you will be prompted to enter your control number.

By Mail. You can submit a proxy to vote your shares by mail if you received a printed proxy card by completing, signing, dating and promptly returning your proxy card in the postage-prepaid envelope provided with the materials. Proxies submitted by mail must be received by the close of business on the day before the Special Meeting in order to ensure that your vote is counted.

To facilitate timely receipt of your proxy, we encourage you to promptly vote via the Internet or telephone following the instructions on the enclosed proxy card. If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m., Central Time on the day before the Special Meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from casting your vote at the Special Meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the Special Meeting via the virtual meeting website to ensure that your shares are represented at the Special Meeting.

Beneficial owner: shares registered in the name of bank, broker or other nominee. If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received voting instructions from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your bank, broker or other nominee. Follow the instructions from your broker, bank or other nominee included with this proxy statement, or contact your bank, broker or other nominee to request a proxy form.

Even if you plan to attend the Special Meeting live via the Internet, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the Special Meeting live via the Internet.

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May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

Yes. You may revoke your proxy or change your vote at any time before the proxy is exercised at the Special Meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to the Company’s Secretary, Jennifer L. Callahan, at Cingulate Inc., 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the Special Meeting via the virtual meeting website and voting at the meeting by following the internet voting instructions on your proxy card. However, simply attending the Special Meeting without voting will not revoke or change your proxy. “Street name” holders of shares of our common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote in person at the Special Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

Assuming that a quorum is present, the following votes will be required:

●	With respect to the Issuance Proposal, the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	With respect to the Adjournment Proposal, the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

Under the General Corporation Law of the State of Delaware, holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

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What is a “broker non-vote”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The approval of the Issuance Proposal and the Adjournment Proposal are generally not considered to be “routine” matters and banks or brokers are not permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Issuance Proposal and the Adjournment Proposal. If such proposals are deemed to be “routine,” a bank or broker may be able to vote on the Issuance Proposal and the Adjournment Proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Who will count the votes?

Our transfer agent, Computershare, will serve as inspector of election at the Special Meeting and will tabulate and certify the votes.

Where can I find the voting results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting, and we will publish final results in a Current Report on Form 8-K filed with the SEC within four business days of the Special Meeting.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

In addition, we have engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and to provide related informational support for a consulting fee which is not expected to exceed $15,000.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

THE ISSUANCE PROPOSAL

Overview

On January 27, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with several purchasers (the “Purchasers”), including a lead investor (the “Lead Investor”) and certain of our officers, directors and other affiliates, for the private placement (the “Private Placement”) of: (i) 2,147,472 shares of our common stock, (ii) 954 shares of Series A convertible preferred stock with a stated value of $1,000 (the “Stated Value”) and a conversion price equal to a $5.04 per share of common stock (the “Preferred Stock”) and (iii) a warrant (the “Warrant”) to purchase 1,869,415 shares of common stock (the “Warrant Shares”) for aggregate gross proceeds of approximately $12.0 million, at a price per share of $5.14 per share of common stock (including $0.10 per Warrant Share). On January 28, 2026, we filed the Certificate of Designation of Preferences, Rights and Limitations for the Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.

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The closing of the Private Placement occurred on February 6 and 13, 2026. We intend to use the net proceeds from the Private Placement for working capital and general corporate purposes.

We are seeking stockholder approval of the Issuance Proposal, pursuant to Nasdaq Listing Rule 5635(b), for the issuance of our common stock upon conversion of the Preferred Stock and/or the exercise of the Warrant pursuant to the Purchase Agreement. The Preferred Stock will not convert into common stock, and the Warrant may not be exercised for Warrant Shares, until stockholder approval of the Issuance Proposal is obtained.

Purchase Agreement

The following summary of the terms of the Purchase Agreement is not complete and is subject to and qualified in its entirety by the provisions of the Purchase Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2026.

On February 6 and 13, 2026, we issued common stock, the Preferred Stock and a Warrant exercisable for Warrant Shares pursuant to the Purchase Agreement. The Private Placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The shares of common stock, the shares of Preferred Stock and the common stock into which it will convert, the Warrant and the Warrant Shares are referred to collectively as the Securities.

The Purchase Agreement contains customary representations, warranties, covenants and agreements, including the following covenants:

●	We will file a registration statement with the SEC on or prior to the 60th calendar day following the last closing date of the Private Placement (subject to certain exceptions) for purposes of registering the resale of the Securities (the “Registration Statement”), to use commercially reasonable efforts to have such Registration Statement declared effective within the time period set forth in the Purchase Agreement, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) the date that the all of the Securities may be sold under Rule 144 without any manner of sale or volume limitations.

●	Falcon Creek Capital Advisor LLC (“Falcon Creek”), on behalf of the Lead Investor that it manages, shall be entitled to designate up to two (2) directors (each a “Falcon Creek Director”) to serve on the Board, who shall be designated as follows: (i) one Falcon Creek Director was designated on the last closing date of the Private Placement and (ii) one Falcon Creek Director shall be designated after the Issuance Proposal is approved by stockholders; provided, that (1) one Falcon Creek Director shall be required to resign from the Board if the Lead Investor no longer beneficially owns at least 15% of our outstanding common stock and (2) the remaining Falcon Creek Director shall be required to resign from the Board if the Lead Investor no longer beneficially owns at least 5% of our outstanding common stock. Upon stockholder approval of the Issuance Proposal, Falcon Creek will have designated two of the seven directors on the Board. Falcon Creek designated Jeff Hargroves as the first Falcon Creek Director. See our Current Report on Form 8-K filed with the SEC on February 17, 2026 regarding Mr. Hargroves’ election to the Board.

●	Except as provided in the Purchase Agreement, during the period commencing on and including the date of the Purchase Agreement and continuing through and including the 180th day following the date of the Purchase Agreement (such period being referred to as the “Lock-up Period”), each Purchaser will not, without our prior written consent, sell, offer to sell, contract to sell or lend any Securities. The Purchase Agreement also provides that during the Lock-up Period, the Purchasers will not (i) effect any short sale, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” of any Securities; (ii) pledge, hypothecate or grant any security interest in any Securities; (iii) in any other way transfer or dispose of any Securities; (iv) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (v) grant any proxies or powers of attorney with respect to any Securities, deposit any Securities into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any Securities; or (vi) publicly announce the intention to do any of the foregoing.

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●	The Purchase Agreement includes a standstill provision for a period of twenty-four (24) months following the last closing date, whereby each Purchaser has agreed that, without our prior written consent, the Purchaser will not: (i) acquire, offer to acquire, or agree to acquire any of our securities if such acquisition would result in the Purchaser and its affiliates beneficially owning more than 40% of our outstanding common stock on an as-converted basis; (ii) make, or in any way participate in, any solicitation of proxies or consents with respect to any of our securities; or (iii) propose or participate in any merger, tender offer, business combination, recapitalization, or similar transaction involving us.

Series A Convertible Preferred Stock

The following summary of the terms of the Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the form of Certificate of Designation, a copy of which is attached as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2026.

Designation and Par Value

There are 954 shares of Preferred Stock (which shall not be subject to increase without the written consent of the holders of a majority of the then outstanding shares of Preferred Stock voting as a separate class). Each share of Preferred Stock shall have a par value of $0.0001 per share and a Stated Value equal to $1,000. The Stated Value is subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events affecting such shares.

Ranking

The Preferred Stock ranks senior to our common stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

Dividends

The holders of outstanding shares of Preferred Stock shall be entitled to cumulative dividends at an annual rate of 12% of the Stated Value. Dividends shall accrue from the issuance date for as long as any shares of Preferred Stock remain issued and outstanding and are payable annually in arrears on December 15 of each year. At our option, dividends on the Preferred Stock may be paid in cash, shares of our common stock, or by adding the amount of dividends payable on such date to the aggregate Stated Value of such holder’s shares of Preferred Stock.

Voting

Except as otherwise provided by the Certificate of Designation or required by law, the Preferred Stock does not have voting rights. However, as long as any shares of Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (ii) increase the number of authorized shares of Preferred Stock, (iii) authorize or issue an additional class or series of capital stock that ranks pari passu with or senior to the Series A Preferred with respect to the payment of dividends, rights of redemption or the distribution of assets on liquidation, (iv) redeem, purchase or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any of our capital stock; provided, that this restriction shall not apply to (a) the redemption or repurchase of or the payment of dividends on shares of Preferred Stock pursuant hereto or (b) the declaration or payment of any dividend or distribution payable on our common stock in shares of common stock or (v) enter into any agreement with respect to any of the foregoing. Holders of shares of common stock acquired upon the conversion of shares of Preferred Stock shall be entitled to the same voting rights as each other holder of common stock.

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Conversion

The Preferred Stock is not convertible until stockholder approval of the Issuance Proposal is obtained. Once we obtain stockholder approval, each outstanding share of the Preferred Stock shall, without any further action by us or the holders, automatically convert into the number of shares of common stock determined by dividing the Stated Value of such share of Preferred Stock plus all unpaid accrued and accumulated dividends on such share (whether or not declared) by the conversion price, which is $5.04. The conversion price and number of shares of common stock issuable upon conversion of the Preferred Stock is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the conversion price.

Liquidation

In the event of our liquidation, dissolution, or winding up, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of our assets available for distribution to the holders of common stock or any other class or series of capital stock ranking junior to the Preferred Stock upon liquidation, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid dividends thereon or (ii) the amount that such holder would receive if such holder converted all of its shares of Preferred Stock into shares of common stock immediately prior to such liquidation, dissolution or winding up.

Purchase Rights

If, at the time while the Preferred Stock is outstanding, we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, then a Preferred Stock holder will be entitled to acquire, upon the terms applicable to such purchase rights, the aggregate purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete conversion of the holder’s Preferred Stock. The purchase rights of a holder of Preferred Stock are subject to the limits on beneficial ownership set forth in the standstill provision of the Purchase Agreement.

Distribution Rights

If, at the time while the Preferred Stock is outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), then, in each such case, the holder shall be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of common stock acquirable upon complete conversion of the Preferred Stock.

Fundamental Transactions

In the event of a fundamental transaction while the Preferred Stock is outstanding, as described in the Certificate of Designation and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power represented by our outstanding shares of common stock, any purchase offer, tender offer or exchange offer approved by more than 50% of the voting power represented by our outstanding securities, then upon any subsequent conversion of Preferred Stock, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Preferred Stock is convertible immediately prior to such event. For purposes of such conversion, the conversion price shall be adjusted as described in the Certificate of Designation.

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Fractional Shares

No fractional shares of common stock will be issued upon the conversion of the Preferred Stock. Rather, we shall at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price or round up to the next whole share.

Warrants

The following summary of the terms of the warrants is not complete and is qualified in its entirety by reference to the full text of the form of Warrant to Purchase Common Stock, a copy of which is attached as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2026.

Duration and Exercise Price

The Warrant is not exercisable until we obtain stockholder approval of the Issuance Proposal. Pursuant to the Purchase Agreement, if we do not obtain stockholder approval at the first stockholder meeting at which such stockholder approval is sought, we will a call an additional stockholder meeting every three months until we obtain stockholder approval.

The Warrant has an exercise price of $5.04 per share and will be exercisable beginning on the effective date of stockholder approval (the “Initial Exercise Date”). The Warrant will expire on the three-year anniversary of the Initial Exercise Date.

The exercise price and number of shares of common stock issuable upon exercise of the Warrant is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

Subject to receipt of stockholder approval, the Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise

If, at the time a holder exercises its Warrant, a registration statement registering the resale or transfer of the Warrant Shares under the Securities Act is not then effective, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of our common stock determined according to a formula set forth in the warrant.

Purchase Rights

If, at the time prior to the expiration date of the Warrant, we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, then a warrant holder will be entitled to acquire, upon the terms applicable to such purchase rights, the aggregate purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the holder’s Warrant. The purchase rights of a warrant holder are subject to the limits on beneficial ownership set forth in the standstill provision of the Purchase Agreement.

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Distribution Rights

If, at the time prior to the expiration date of the Warrant, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), then, in each such case, the holder shall be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of common stock acquirable upon complete exercise of the Warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Warrant and generally consistent with the terms of the Preferred Stock, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. For purposes of such exercise, the exercise price shall be adjusted as described in the form of warrant.

Transferability

Subject to applicable laws, the Warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrant. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number.

Trading Market

There is no established trading market for the Warrant, and we do not expect such a market to develop. We do not intend to apply to list the Warrant on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrant will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the Warrant, the holder of the Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights or the right to receive dividends, until such holder exercises such holder’s Warrant.

Waivers and Amendments

The Warrant may be modified or amended or the provisions of such Warrant waived with our consent and the consent of the holder.

Requirement to Seek Stockholder Approval

As a result of our listing on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Listing Rules, including Rule 5635(b), if such issuance would result in a change of control of the Company. Nasdaq generally considers a change of control to occur when a purchaser or group acquires, or has the right to acquire, 20% or more of a company’s outstanding common stock or voting power and such ownership or voting power would be the company’s largest ownership position. Stockholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Delaware law, our organizational documents or any other purpose.

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The Lead Investor, Falcon Creek and Mr. Hargroves (collectively, the “Falcon Creek Purchasers”) acquired 2,049,222 shares of our common stock, 954 shares of Preferred Stock and 1,790,817 Warrant Shares in the Private Placement. Prior to the Private Placement, we had 8,103,780 shares of common stock outstanding. The shares of common stock acquired by the Falcon Creek Purchasers represent 19.99% of our issued and outstanding common stock after giving effect to the Private Placement and the Falcon Creek Purchasers would own approximately 32.7% of our issued and outstanding common stock on an as-converted basis assuming conversion of the Preferred stock and exercise of the Warrant. Additional shares of common stock may be issued upon conversion of the Preferred Stock when the dividends that accrue on the Preferred Stock are taken into account.

In addition, pursuant to the Purchase Agreement, we have agreed to provide Falcon Creek, on behalf of the Lead Investor, with continuing director designation rights based on the Lead Investor’s beneficial ownership of common stock on an as-converted basis. Pursuant to these rights, we agreed to increase the size of our Board, Falcon Creek designated Mr. Hargroves as a director on the last closing date of the Private Placement, and we provided Falcon Creek with the right to designate one director upon approval of the Issuance Proposal. Upon stockholder approval of the Issuance Proposal, Falcon Creek will have designated two of the seven directors on the Board.

Under the Nasdaq Listing Rules, in no event may we issue or sell to the Falcon Creek Purchasers under the Purchase Agreement more than 19.99% of the shares of our common stock upon closing of the Private Placement (which was 2,049,225 shares, based on 10,251,251 shares of common stock outstanding upon the last closing date of the Private Placement), unless we obtain stockholder approval of the Issuance Proposal.

Accordingly, in order to allow for the conversion of the Preferred Stock and the exercise of the Warrant, we are seeking stockholder approval of the Issuance Proposal.

Reasons for Transaction

Our Board has determined that the Private Placement is in our best interests and the best interest of our stockholders because proceeds from the Private Placement and potential proceeds from the exercise of the Warrant provides us with additional capital.

Effect of Obtaining Stockholder Approval

Conversion of the Preferred Stock. Upon stockholder approval of the Issuance Proposal, each share of Preferred Stock will automatically convert into shares of our common stock pursuant to the terms of the Certificate of Designation. Assuming approval of the Issuance Proposal, the number of shares of common stock to be issued upon such conversion will be determined by dividing (i) the Stated Value, including any accrued but unpaid dividends on the Preferred Stock, by (ii) the conversion price then in effect. The initial conversion price of the Preferred Stock is $5.04 per share. Accordingly, the conversion of the Preferred Stock would result in the issuance of 189,286 shares of our common stock. Additional shares of common stock may be issued upon conversion of the Preferred Stock when the dividends that accrue on the Preferred Stock are taken into account.

Elimination of Dividend and Liquidation Rights of Preferred Stock. Upon stockholder approval and conversion of the Preferred Stock into common stock, all shares of the Preferred Stock will be cancelled. As a result, approval of the Issuance Proposal will result in the elimination of the dividend rights and liquidation preference existing in favor of the Preferred Stock.

Warrants Able to be Exercised. If stockholders approve the Issuance Proposal, holders will be able to exercise the Warrant. Upon exercise of the Warrant, we will receive the exercise price of $5.04 per share, or $9.4 million in the aggregate.

Dilution. If the Issuance Proposal is approved, the conversion of Preferred Stock would result in the issuance of 189,286 shares of our common stock and the exercise of the Warrant would result in the issuance of 1,869,415 shares of our common stock. After the last closing of the Private Placement, we had 10,251,251 shares of common stock issued and outstanding. The percentage of common stock to be issued as a result of conversion of the Preferred Stock and exercise of the Warrant is approximately 19.1% of the number of outstanding shares of common stock after the closing of the Private Placement.

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Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve the Issuance Proposal, we are required to hold a stockholder meeting every three months until the Issuance Proposal is approved by stockholders. These repeated meetings will require us to expend significant management time and resources, including the costs of preparing and distributing proxy materials, soliciting proxies and holding the meetings, which will divert attention and capital from our business operations.

The Preferred Stock Will Remain Outstanding. Until stockholders approve the Issuance Proposal, the Preferred Stock will remain outstanding in accordance with its terms, including the accrual of dividends at 12% per annum. These dividends will continue to accrue whether or not they are declared or paid, compounding the potential dilution to our stockholders over time. The longer the Preferred Stock remains outstanding, the greater the number of shares of common stock that will ultimately be issuable upon conversion, as accrued dividends will increase the Stated Value of the Preferred Stock and, accordingly, the number of shares of common stock issuable upon conversion.

Liquidation Preference. For as long as the Preferred Stock remains outstanding, such shares will retain a senior liquidation preference over our common stock if we were to liquidate and, accordingly, no payments will be made to holders of our common stock upon our liquidation unless the full liquidation preference on the Preferred Stock has been paid. This means that in any liquidation, dissolution or winding up of the Company, holders of our common stock would not receive any distributions until the holders of the Preferred Stock have been paid in full, which could result in common stockholders receiving significantly reduced distributions, or no distributions at all, in such an event.

Warrants Unable to be Exercised. Until stockholders approve the Issuance Proposal, holders will not be able to exercise the Warrant and we will not receive the exercise price. The aggregate exercise price of the Warrant is $9.4 million. Receipt of these proceeds upon exercise of the Warrants could provide the Company with additional capital to fund our operations and advance our business objectives. Failure to approve the Issuance Proposal would delay or prevent the Company from receiving these potential proceeds.

Interests of Certain Persons in the Issuance Proposal

Certain of our directors, officers and other affiliates participated in the Private Placement and acquired 98,250 shares of our common stock and 78,598 Warrant Shares. These persons will be unable to convert the Warrant for shares of our common stock if stockholders do not approve the Issuance Proposal.

Vote Required and Recommendation of our Board

If a quorum is present, the number of affirmative votes cast in favor of this Issuance Proposal must exceed the number of votes cast against the proposal for approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ISSUANCE PROPOSAL

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THE ADJOURNMENT PROPOSAL

Adjournment of the Special Meeting

In the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of the Issuance Proposal are insufficient to approve such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we may ask stockholders to vote only upon the Adjournment Proposal. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Required Vote and Recommendation

In accordance with our Charter and Delaware law, approval and adoption of this Adjournment Proposal requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of February 13, 2026 (unless otherwise noted) by:

●	each person or group known to us who beneficially owns more than 5% of our common stock;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or warrants held by such person that are currently exercisable or will become exercisable within 60 days of February 13, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of Class (2)

Named Executive Officers and Directors
Shane J. Schaffer, Pharm.D.	130,117	(3)	1.18%
Jennifer L. Callahan	48,045	(4)	*
Laurie A. Myers	68,367	(5)	*
Jeff S. Ervin	2,825	(6)	*
Bryan Lawrence	2,846	(7)	*
John. A. Roberts	2,898	(8)	*
Peter J. Werth	119,279	(9)	1.09%
Jeff Hargroves	97,468	(10)	*
All Directors and Executive Officers as a group (10 persons)	484,653	(11)	4.33%

*	Denotes less than 1%.

(1)	Unless noted otherwise, the address of all listed stockholder is 1901 W. 47th Place, Kansas City, KS 66205. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

(2)	We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which is generally determined by voting power and/or dispositive power with respect to securities. Percentage ownership is based on 10,938,733 shares of common stock issued and outstanding as of February 13, 2026, plus any shares issuable upon exercise of options or warrants that are exercisable within 60 days of February 13, 2026 held by such person.

(3)	Includes (i) 295 shares of our common stock issuable upon exercise of warrants that are currently exercisable, (ii) 119,474 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of February 13, 2026, and (iii) 10,175 shares of our common stock held by Fountainhead Shrugged, LLC. Dr. Schaffer is the manager of Fountainhead Shrugged, LLC and has voting and investment power over the securities held by Fountainhead Shrugged, LLC. Does not include (i) 201,070 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of February 13, 2026 or (ii) 5,447 Warrant Shares purchased by Fountainhead Shrugged, LLC in the Private Placement.

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(4)	Includes (i) 88 shares of our common stock issuable upon exercise of warrants that are currently exercisable and (ii) 42,898 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of February 13, 2026. Does not include (i) 64,282 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of February 13, 2026 or (ii) 3,891 Warrant Shares purchased by Ms. Callahan in the Private Placement.

(5)	The employment of Ms. Myers was terminated on August 7, 2025. Amount represents shares of our common stock issuable upon exercise of stock options that are currently exercisable.

(6)	Includes 2,825 shares of our common stock issuable upon exercise of stock options that are currently exercisable. Does not include 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of February 13, 2026.

(7)	Includes 2,846 shares of our common stock issuable upon exercise of stock options that are currently exercisable. Does not include 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of February 13, 2026.

(8)	Includes 2,898 shares of our common stock issuable upon exercise of stock options that are currently exercisable. Does not include 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of February 13, 2026.

(9)	Includes (i) 35 shares of our common stock issuable upon exercise of warrants that are currently exercisable, (ii) 1,703 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of February 13, 2026, and (iii) 117,449 shares of our common stock held by Werth Family Investment Associates LLC (“WFIA”). Mr. Werth is the manager of WFIA and has voting and investment power over the securities held by WFIA. Does not include (i) 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of February 13, 2026 or (ii) 15,564 Warrant Shares purchased by WFIA in the Private Placement.

(10)	Includes 97,276 shares of our common stock held by Jeff Hargroves Family Investments, LLC (“JHFI”). Mr. Hargroves is the manager of JHFI and has voting and investment power over the securities held by JHFI. Does not include 77,821 Warrant Shares purchased by JHFI in the Private Placement

(11)	Includes 247,216 shares of our common stock issuable upon exercise of stock options that are currently exercisable. Does not include (i) 489,165 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of February 13, 2026 or (ii) 104,279 Warrant Shares purchased in the Private Placement.

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HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Cingulate Inc., Attn: Jennifer L. Callahan, Secretary, 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205 or by phone at (913) 942-2300. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Special Meeting other than as set forth herein.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors, LLC

150 Clove Road, Suite 400, Little Falls, NJ 07424

844-202-5735

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CINGULATE® VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/CINGSPC or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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The Special Meeting of Stockholders of Cingulate Inc. will be held on Tuesday, March 24, 2026 at 10:00 A.M. Central Time, virtually via the Internet at meetnow.global/MN24SHL.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.envisionreports.com/CINGSPC

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Cingulate Inc.

Special Meeting of Stockholders

Proxy Solicited by Board of Directors for the Special Meeting — March 24, 2026

The undersigned hereby appoints Shane J. Schaffer and Jennifer L. Callahan, or any of them, each with the full power of substitution, to represent and vote all shares of Cingulate Inc. common stock that the undersigned holds and is entitled to vote at the Special Meeting of Stockholders of Cingulate Inc. to be held on March 24, 2026, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the stockholder. If no direction is indicated, the proxies will have authority to vote FOR Proposals 1 and 2, and in their discretion upon such other matters as may properly come before the meeting.

This proxy is revocable at any time before it is exercised. The proxies cannot vote your shares unless you sign and return this card.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.